PRESS RELEASE

OMEGA ANNOUNCES FOURTH QUARTER 2007 FINANCIAL RESULTS AND
ADJUSTED FFO OF $0.35 PER SHARE FOR THE FOURTH QUARTER

TIMONIUM, MARYLAND – January 31, 2008 – Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter and fiscal year ended December 31, 2007.  The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three and twelve months ended December 31, 2007 of $23.7 million or $0.35 per common share and $93.5 million or $1.42 per common share, respectively.  The $23.7 million of FFO available to common stockholders for the quarter includes $0.5 million of non-cash restricted stock expense, a $0.2 million reduction in the Company’s non-cash provision for impairment, a $0.1 million provision for income taxes and $0.1 million of non-cash consolidation adjustments due to Financial Accounting Standards Board Interpretation No. 46R, Consolidation of Variable Interest Entities (“FIN 46R”).  FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”).  Adjusted FFO was $0.35 per common share for the three months ended December 31, 2007 and $1.38 for the twelve months ended December 31, 2007.  Adjusted FFO is a non-GAAP financial measure, which excludes the impact of certain non-cash items (including restricted stock expense, provision for impairments, changes in derivative fair values, gains on preferred stock and subordinated note investments, accretion investment income and provision for uncollectible accounts receivable), as well as restatement related expenses and provision for income taxes.  For more information regarding FFO and adjusted FFO, see “Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended December 31, 2007, the Company reported net income of $17.3 million, net income available to common stockholders of $14.8 million, or $0.22 per diluted common share and operating revenues of $39.6 million.  This compares to net income of $13.4 million, net income available to common stockholders of $10.9 million, or $0.18 per diluted common share, and operating revenues of $36.1 million for the same period in 2006.

For the twelve-month period ended December 31, 2007, the Company reported net income of $69.4 million, net income available to common stockholders of $59.5 million, or $0.90 per diluted common share and operating revenues of $159.6 million.  This compares to net income of $55.7 million, net income available to common stockholders of $45.8 million, or $0.78 per diluted common share, and operating revenues of $135.5 million for the same period in 2006.

The increases in net income, operating revenues and net income available to common stockholders during the twelve-month period ended December 31, 2007 were due primarily to new investments completed in late 2006 and early 2007, as well as, the impact of an allowance adjustment of $5.0 million, or $0.08 per common share, with respect to straight-line rent recognition recorded in the first quarter of 2007.

2007 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	On January 22, 2008, the Company purchased General Electric Capital Corporation's $39 million mortgage loan on seven skilled nursing facilities (“SNFs”) operated by Haven Eldercare, LLC (“Haven”).
•	On January 17, 2008, the Company closed on a $5.2 million new investment yielding 10%.
•	On January 17, 2008, the Company declared a quarterly common dividend of $0.29 per share, an increase of $0.01 per common share compared to the prior quarter.
•	On December 21, 2007, the Company announced that it entered into a closing agreement with the Internal Revenue Service (“IRS”) resolving the previously reported related party tenant issue.
•	On October 16, 2007, the Company announced the reinstatement of the optional cash purchase component of the Company’s Dividend Reinvestment and Common Stock Purchase Plan (the “Plan”).
•	In October 2007, the Company declared a quarterly common dividend of $0.28 per share, an increase of $0.01 per common share compared to the prior quarter.

FOURTH QUARTER 2007 RESULTS

Operating Revenues and Expenses– Operating revenues for the three months ended December 31, 2007 were $39.6 million.  Operating expenses for the three months ended December 31, 2007 totaled $12.1 million, comprised of $9.3 million of depreciation and amortization expense, $2.5 million of general and administrative expenses, a non-cash provision for impairment adjustment of $0.2 million and $0.5 million of restricted stock expense.

Other Income and Expense– Other income and expense for the three months ended December 31, 2007 was a net expense of $10.5 million and was primarily comprised of $10.1 million of interest expense and $0.5 million of deferred financing amortization costs.

Funds From Operations– For the three months ended December 31, 2007, reportable FFO available to common stockholders was $23.7 million, or $0.35 per common share, compared to $19.2 million, or $0.32 per common share, for the same period in 2006.  The $23.7 million of FFO for the quarter ended December 31, 2007 includes a $0.1 million provision for income taxes, a non-cash provision for impairment adjustment of $0.2 million and $0.5 million of non-cash restricted stock expense.

The $19.2 million of FFO for the three months ended December 31, 2006, includes a $3.6 million non-cash gain on preferred stock and subordinated note investments, $1.2 million of 2006 restatement related expenses, a non-cash $0.8 million provision for uncollectible accounts receivable, a $0.6 million non-cash decrease in the fair value of a derivative, a $0.6 million provision for income taxes, a $0.4 million non-cash provision for impairment, $0.3 million of non-cash restricted stock expense and $0.1 million in non-cash accretion investment income.

When excluding the above mentioned items in 2007 and 2006, adjusted FFO was $24.1 million, or $0.35 per common share for the three months ended December 31, 2007, compared to $19.4 million, or $0.32 per common share, for the same period in 2006.  For further information, see the attached “Funds From Operations” schedule and notes.

2007 ANNUAL RESULTS

Operating Revenues and Expenses– Operating revenues for the twelve months ended December 31, 2007 were $159.6 million.  Operating expenses for the twelve months ended December 31, 2007 totaled $48.5 million, comprised of $36.0 million of depreciation and amortization expense, $9.7 million of general and administrative expenses, a non-cash provision for impairment of $1.4 million and $1.4 million of restricted stock compensation expense.

Other Income and Expense– Other income and expense for the twelve months ended December 31, 2007 was a net expense of $43.8 million and was primarily comprised of $42.1 million of interest expense and $2.0 million of deferred financing amortization costs.

Provision for Income Taxes– On December 21, 2007, the Company announced that it has entered into a closing agreement with the IRS resolving the previously reported related party tenant issues associated with preferred stock issued to Omega by Advocat, Inc. in 2000.  Based on this closing agreement, the Company has paid approximately $5.6 million in penalty taxes and interest to the IRS relating to tax years 2002 through 2006.  The Company had previously accrued the $5.6 million of income tax liabilities as of December 31, 2006.

As a result of entering into the closing agreement and the Company’s previously announced 2006 Advocat restructuring agreement, the Company has been advised by tax counsel that it will not receive any non-qualified related party tenant income from Advocat in future fiscal years.  Accordingly, the Company does not expect to incur tax expense associated with related party tenant income in periods commencing after January 1, 2007.

Funds From Operations– For the twelve months ended December 31, 2007, reportable FFO available to common stockholders was $93.5 million, or $1.42 per common share, compared to $76.7 million, or $1.31 per common share, for the same period in 2006.  The $93.5 million of FFO for the year includes an adjustment to the allowance for straight-line revenue of $5.0 million (resulted in an increase in first quarter 2007 revenue of $5.0 million), $0.3 million of non-cash FIN 46R consolidation adjustments, $7 thousand reduction in non-cash provision for income taxes, $1.4 million of non-cash provision for impairments and $1.4 million of non-cash restricted stock compensation expense.

The $76.7 million of FFO for the twelve months ended December 31, 2006, includes $4.5 million of non-cash restricted stock expense associated with the Company’s issuance of restricted stock and unit grants to executive officers during 2004, $2.7 million of non-cash interest expense relating to the write-off of deferred financing costs associated with the termination of an old credit facility, $0.8 million of non-cash interest expense associated with the tender offer and purchase of approximately 20.7% of the Company’s then remaining $100 million aggregate principal amount of 2007 Notes, a $2.7 million accounting gain on the sale of an equity security, a $3.6 million non-cash gain on preferred stock and subordinated note investments, a $9.1 million non-cash increase in the fair value of a derivative, $1.3 million of non-cash accretion investment income, a $2.3 million provision for income taxes, $1.2 million of restatement related expenses, a $0.5 million non-cash provision for impairment and a non-cash $0.9 million provision for uncollectible accounts receivable.

When excluding the above mentioned non-cash or non-recurring items in 2007 and 2006, adjusted FFO was $91.0 million, or $1.38 per common share for the twelve months ended December 31, 2007, compared to $73.1 million, or $1.24 per common share, for the same period in 2006.  For further information, see the attached “Funds From Operations” schedule and notes.

PORTFOLIO DEVELOPMENTS

Haven Eldercare, LLC – On January 22, 2008, the Company completed a transaction with General Electric Capital Corporation to purchase an existing $39 million mortgage due October 2012 on seven Haven SNFs. The Company has an existing $23 million second mortgage on these seven facilities.  The Company now has a $62 million combined mortgage on the seven facilities.  The Company also has a purchase option on the seven facilities that would allow the Company to acquire the fee simple interest in the facilities.  If the Company exercises the purchase option, the seven facilities would be combined with an existing eight facility master lease.  The borrowers and guarantors under the mortgage, and the lessee, sublessees and guarantors in respect of the master lease are all debtors-in-possession in chapter 11 proceedings being jointly administered in the United States Bankruptcy Court for the District of Connecticut, New Haven Division.

Alpha Health Care Properties, LLC – On January 17, 2008, the Company purchased one SNF for $5.2 million from an unrelated third party and leased the facility to Alpha Health Care Properties, LLC (“Alpha”), an existing tenant of the Company.  The facility was added to Alpha’s existing master lease and will generate an additional $0.5 million of annual rent.

Litchfield Investment Company, LLC – On July 31, 2007, the Company completed a transaction with Litchfield Investment Company, LLC and its affiliates to purchase five skilled nursing facilities for a total investment of approximately $40 million.  The facilities total 645 beds and are located in Alabama (1), Georgia (2), Kentucky (1) and Tennessee (1).  The Company also provided a $2.5 million loan in the form of a subordinated note as part of the transaction that was paid-off during the fourth quarter.  Simultaneously with the closing of the purchase transaction, the five facilities were combined into an Amended and Restated Master Lease containing 13 other facilities between the Company and an existing operator, Home Quality Management.  The Amended and Restated Master Lease was extended until July 31, 2017.

Advocat – The Company continuously evaluates the payment history and financial strength of its operators and has historically established an allowance for straight-line rent adjustments for operators that do not meet the Company’s internal revenue requirements.  The Company considers factors such as payment history, the operator’s financial condition as well as current and future anticipated operating trends when evaluating whether to establish contra revenue reserves.

The Company has reviewed Advocat’s financial statements annually and noted that since 2000 the opinion of Advocat’s external auditors contained a “going concern” qualification.  During the first quarter of 2007, the Company reviewed Advocat’s 2006 annual report and noted that Advocat’s auditor’s opinion no longer contained a going concern qualification.  In addition, the Company also reviewed Advocat’s financial statements and noted significant improvements in its financial condition since 2000.  As a result, the Company determined that it should reverse approximately $5.0 million of straight-line allowance previously established.  The change in estimate resulted in an additional $0.08 per share of income from continuing operations and net income for the first quarter of 2007.

Asset Sales – During the third quarter of 2007, the Company agreed to restructure a five facility master lease with one of its existing tenants whereby the Company and tenant have agreed to sell three facilities and reduce the annual rent on the master lease by $0.4 million.  On November 30, 2007, two of the facilities were sold for approximately $2.8 million in cash proceeds which generated an accounting gain of $0.4 million.  In addition, the Company has recorded a $1.4 million provision for impairment on the third facility to reduce its carrying value to its estimated fair value.  The third facility is currently under contract to be sold with an anticipated first quarter 2008 closing.

On December 22, 2006, Residential Care VIII, LLC, a subsidiary of American Senior Communities, LLC, notified the Company of its intent to exercise its option to purchase two facilities.  The two facilities were classified on the Company’s December 31, 2006 consolidated balance sheet as assets held for sale with a net book value of approximately $1.9 million.  On January 31, 2007, the Company received gross cash proceeds of approximately $3.6 million and recorded an accounting gain of approximately $1.7 million.

In two additional separate transactions during the first quarter of 2007, the Company sold two facilities for their approximate net book value, generating cash proceeds of approximately $0.8 million.

2007 FINANCING ACTIVITIES

7.130 Million Common Stock Offering– As previously announced, on April 3, 2007, the Company closed an underwritten public offering of 7,130,000 shares of Omega common stock at $16.75 per share, less underwriting discounts.  The sale included 930,000 shares sold in connection with the exercise of an over-allotment option granted to the underwriters.  The Company received approximately $113 million in net proceeds from the sale of the shares, after deducting underwriting discounts and before estimated offering expenses.

Increase in Credit Facility – Pursuant to Section 2.01 of the Company’s Credit Agreement, dated as of March 31, 2006, as amended, (the “Credit Agreement”), the Company was permitted under certain circumstances to increase its available borrowing base under the Credit Agreement from $200 million up to an aggregate of $300 million.  Effective February 22, 2007, the Company exercised its right to increase its available borrowing base under the Credit Agreement from $200 million to $255 million and the Company consented to add 18 of its properties to the borrowing base assets under the Credit Agreement.

DIVIDENDS

Common Dividends – On January 17, 2008, the Company’s Board of Directors announced a common stock dividend of $0.29 per share, to be paid February 15, 2008 to common stockholders of record on January 31, 2008.  At the date of this release, the Company had approximately 68.6 million outstanding common shares.

Series D Preferred Dividends – On January 17, 2008, the Company’s Board of Directors declared its regular quarterly dividend for the Series D preferred stock, payable February 15, 2008 to preferred stockholders of record on January 31, 2008.  Series D preferred stockholders of record on January 31, 2008 will be paid dividends in the approximate amount of $0.52344 per preferred share, on February 15, 2008.  The liquidation preference for the Company’s Series D preferred stock is $25.00 per share.  Regular quarterly preferred dividends represent dividends for the period November 1, 2007 through January 31, 2008.

Dividend Reinvestment and Common Stock Purchase Plan – On October 16, 2007, the Company announced the reinstatement of the optional cash purchase component of the Plan, effective immediately for investments beginning November 15, 2007.  The Company also announced that the per share purchase discount for both optional cash purchases and dividend reinvestments was reset to 1%.

2008 ADJUSTED FFO GUIDANCE

The Company currently expects its 2008 adjusted FFO to be between $1.41 and $1.43 per diluted share.
The Company's adjusted FFO guidance for 2008 excludes the future impacts of acquisitions, gains and losses from the sale of assets, additional divestitures, certain revenue and expense items, capital transactions and restricted stock amortization expense. A reconciliation of the adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this press release.  The Company may, from time to time, update its publicly announced adjusted FFO guidance, but it is not obligated to do so.

The Company's adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company.  If actual results vary from these assumptions, the Company's expectations may change.  There can be no assurance that the Company will achieve its projected results.

TAX TREATMENT FOR 2007 DIVIDENDS

Preferred D Dividends –The Company has determined that 100% of all dividends on Series D Preferred Stock in 2007 should be treated for tax purposes as an ordinary dividend.

Common Dividends – On February 15, 2007, May 15, 2007, August 15, 2007 and November 15, 2007, the Company paid dividends to its common stockholders in the per share amounts of $0.26, $0.27, $0.27 and $0.28, for stockholders of record on January 31, 2007, April 30, 2007, July 31, 2007 and October 31, 2007, respectively. The Company has determined that 29.13% of the common dividends paid in 2007 should be treated for tax purposes as a return of capital, with the balance of 70.87% treated as an ordinary dividend.

ANNUAL MEETING

As previously announced on January 17, 2008, the Company's 2008 Annual Meeting of Stockholders will be held on Thursday, May 22, 2008, at 10:00 a.m., local time, at the Holiday Inn Select, Baltimore-North, 2004 Greenspring Drive, Timonium, Maryland. Stockholders of record as of the close of business on April 14, 2008 will be entitled to receive notice of and to participate at the 2008 Annual Meeting of Stockholders.

CONFERENCE CALL

The Company will be conducting a conference call on Thursday, January 31, 2008, at 10 a.m. EST to review the Company’s 2007 fourth quarter and year end results and current developments.  To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page.  Webcast replays of the call will be available on the Company’s website for two weeks following the call.

*   *   *   *   *   *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry.  At December 31, 2007, the Company owned or held mortgages on 236 SNFs and assisted living facilities with approximately 27,247 beds located in 27 states and operated by 28 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; (vii) the Company’s ability to maintain its status as a real estate investment trust; and (viii) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	December 31,	December 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS
Real estate properties
Land and buildings at cost	$1,274,722	$1,235,679
Less accumulated depreciation	(221,366)	(187,797)
Real estate properties – net	1,053,356	1,047,882
Mortgage notes receivable – net	31,689	31,886
	1,085,045	1,079,768
Other investments – net	13,683	22,078
	1,098,728	1,101,846
Assets held for sale – net	2,870	4,663
Total investments	1,101,598	1,106,509

Cash and cash equivalents	1,979	729
Restricted cash	2,104	4,117
Accounts receivable – net	64,992	51,194
Other assets	11,614	12,821
Total assets	$1,182,287	$1,175,370

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$48,000	$150,000
Unsecured borrowings	485,000	485,000
Discount on unsecured borrowings – net	(286)	(269)
Other long–term borrowings	40,995	41,410
Accrued expenses and other liabilities	22,378	28,037
Income tax liabilities	73	5,646
Operating liabilities for owned properties	—	92
Total liabilities	596,160	709,916

Stockholders’ equity:
Preferred stock issued and outstanding – 4,740 shares Class D with an aggregate liquidation preference of $118,488	118,488	118,488
Common stock $.10 par value authorized – 100,000 shares: Issued and outstanding – 68,114 shares in 2007 and 59,703 shares in 2006	6,811	5,970
Common stock and additional paid-in-capital	825,925	694,207
Cumulative net earnings	362,140	292,766
Cumulative dividends paid	(684,170)	(602,910)
Cumulative dividends – redemption	(43,067)	(43,067)
Total stockholders’ equity	586,127	465,454
Total liabilities and stockholders’ equity	$1,182,287	$1,175,370

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues
Rental income	$37,969	$34,248	$152,061	$126,892
Mortgage interest income	992	1,010	3,888	4,402
Other investment income – net	485	809	2,821	3,687
Miscellaneous	148	49	788	532
Total operating revenues	39,594	36,116	159,558	135,513

Expenses
Depreciation and amortization	9,288	8,781	36,028	32,070
General and administrative	2,461	3,120	9,661	9,227
Restricted stock expense	545	293	1,425	4,517
Provision for impairment on real estate properties	(220)	-	1,416	-
Provision for uncollectible mortgages, notes and accountsreceivable	-	765	-	792
Total operating expenses	12,074	12,959	48,530	46,606

Income before other income and expense	27,520	23,157	111,028	88,907
Other income (expense):
Interest and other investment income	123	42	257	413
Interest	(10,146)	(11,928)	(42,134)	(42,174)
Interest – amortization of deferred financing costs	(499)	(439)	(1,958)	(1,952)
Interest – refinancing costs	-	-	-	(3,485)
Gain on sale of equity securities	-	-	-	2,709
Gain on investment restructuring	-	3,567	-	3,567
Change in fair value of derivatives	-	(593)	-	9,079
Total other expense	(10,522)	(9,351)	(43,835)	(31,843)

Income before gain on assets sold	16,998	13,806	67,193	57,064
Gain from assets sold, net	398	-	398	1,188
Income from continuing operations before income taxes	17,396	13,806	67,591	58,252
Provision for income taxes	(125)	(608)	7	(2,347)
Income from continuing operations	17,271	13,198	67,598	55,905
Discontinued operations	45	211	1,776	(208)
Net income	17,316	13,409	69,374	55,697
Preferred stock dividends	(2,481)	(2,481)	(9,923)	(9,923)
Net income available to common	$14,835	$10,928	$59,451	$45,774

Income per common share:
Basic:
Income from continuing operations	$0.22	$0.18	$0.88	$0.78
Net income	$0.22	$0.18	$0.90	$0.78
Diluted:
Income from continuing operations	$0.22	$0.18	$0.88	$0.78
Net income	$0.22	$0.18	$0.90	$0.78

Dividends declared and paid per common share	$0.28	$0.25	$1.08	$0.96

Weighted-average shares outstanding, basic	68,148	59,980	65,858	58,651
Weighted-average shares outstanding, diluted	68,200	60,109	65,886	58,745

Components of other comprehensive income:
Net income	$17,316	$13,409	$69,374	$55,697
Unrealized gain on common stock investment	-	-	-	1,580
Reclassification adjustment for gains on common stock investment	-	-	-	(1,740)
Reclassification adjustment for gains on preferred stock investment	-	(1,091)	-	(1,091)
Unrealized loss on preferred stock investment	-	(40)	-	(803)
Total comprehensive income	$17,316	$12,278	$69,374	$53,643

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Net income available to common stockholders	$14,835	$10,928	$59,451	$45,774
Deduct gain from real estate dispositions(1)	(398)	(547)	(1,994)	(1,354)
Sub-total	14,437	10,381	57,457	44,420
Elimination of non-cash items included in net income:
Depreciation and amortization(1)	9,288	8,831	36,056	32,263
Funds from operations available to common stockholders	$23,725	$19,212	$93,513	$76,683

Weighted-average common shares outstanding, basic	68,148	59,980	65,858	58,651
Effect of restricted stock awards	38	106	12	74
Assumed exercise of stock options	14	23	16	20
Weighted-average common shares outstanding, diluted	68,200	60,109	65,886	58,745

Fund from operations per share available to common stockholders	$0.35	$0.32	$1.42	$1.31

Adjusted funds from operations:
Funds from operations available to common stockholders	$23,725	$19,212	$93,513	$76,683
Deduct gain from sale of Sun common stock	—	—	—	(2,709)
Deduct Advocat straight line valuation allowance adjustment	—	—	(5,040)	—
Deduct/add non-cash (increase) decrease in fair value of Advocat derivative	—	593	—	(9,079)
Deduct Advocat non-cash accretion investment income	—	(125)	—	(1,280)
Deduct Advocat non-cash gain on investment restructuring	—	(3,567)	—	(3,567)
Deduct FIN 46 adjustment	(66)	—	(296)	—
Deduct/add back non-cash provision for income taxes	125	608	(7)	2,347
Deduct/add back non-cash provision for impairments on real estate properties(1)	(220)	420	1,416	541
Add back non-cash provisions for uncollectible mortgages, notes and accounts receivable	—	765	—	944
Add back non-cash restricted stock expense	545	293	1,425	4,517
Add back one-time non-cash interest refinancing expense	—	—	—	3,485
Add back restatement related expenses	—	1,234	—	1,234
Adjusted funds from operations available to common stockholders	$24,109	$19,433	$91,011	$73,116
(1) Includes amounts in discontinued operations

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure.  For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization.  The Company believes that FFO is an important supplemental measure of its operating performance.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions.  The term FFO was designed by the real estate industry to address this issue.  FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO.  In the tables included in this press release, the Company has applied this interpretation and has not excluded asset impairment charges in calculating its FFO.  As a result, its FFO may not be comparable to similar measures reported in previous disclosures.  According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO.  Therefore, a comparison of the Company’s FFO results to another company's FFO results may not be meaningful.

The Company uses FFO as one of several criteria to measure the operating performance of its business.  The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Adjusted FFO is calculated as FFO available to common stockholders less non-cash stock-based compensation and one-time revenue and expense items.  The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.  The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The following table presents a reconciliation of our guidance regarding 2008 FFO and Adjusted FFO to net income available to common stockholders:

	2008 Projected
Per diluted share:
Net income available to common stockholders	$0.86	−	$0.88
Adjustments:
Depreciation and amortization	0.52	−	0.52
Funds from operations available to common stockholders	$1.38	−	$1.40

Adjustments:
Restricted stock expense	0.03	−	0.03
Adjusted funds from operations available to common stockholders	$1.41	−	$1.43

The following table summarizes the results of operations of assets included in discontinued operations during the three and twelve months ended December 31, 2007 and 2006, respectively.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(In thousands)
Revenues
Rental income	$45	$140	$212	$552
Other income	—	—	—	—
Subtotal revenues	45	140	212	552
Expenses
Depreciation and amortization	—	50	28	193
General and administrative	—	6	3	40
Provision for uncollectible accounts receivable	—	—	—	152
Provision for impairment	—	420	—	541
Subtotal expenses	—	476	31	926

Gain (loss) before gain on sale of assets	45	(336)	181	(374)
Gain on assets sold – net	—	547	1,595	166
Discontinued operations	$45	$211	$1,776	$(208)

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ending December 31, 2007.

Portfolio Composition ($000's)

Balance Sheet Data	# of Properties	# Beds	Investment	% Investment
Real Property(1)(2)	227	26,127	$1,296,792	98%
Loans Receivable(3)	9	1,120	31,689	2%
	236	27,247	$1,328,481	100%

Investment Data	# of Properties	# Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities (1)(3)	228	26,661	$1,274,723	96%	$48
Assisted Living Facilities	6	416	30,323	2%	73
Rehab Hospitals	2	170	23,435	2%	138
	236	27,247	$1,328,481	100%	$49

(1) Includes three held for sale facilities and includes $19.2 million for lease inducement.
(2) Includes 7 buildings worth $61.8 million resulting from a FIN 46 Consolidation.
(3) Includes $1.3 million of unamortized principal.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended		Year Ended
	December 31, 2007		December 31, 2007
Rental Property (1)	$37,969	96%	$152,061	96%
Mortgage Notes	992	3%	3,888	2%
Other Investment Income	485	1%	2,821	2%
	$39,446	100%	$158,770	100%

Revenue by Facility Type	Three Months Ended		Year Ended
	December 31, 2007		December 31, 2007
Assisted Living Facilities	$596	2%	$2,075	1%
Skilled Nursing Facilities (1)	38,365	97%	153,874	97%
Other	485	1%	2,821	2%
	$39,446	100%	$158,770	100%

(1) Revenue includes $0.8 million and $3.2 million reduction for lease inducements for the three- and twelve-months periods ending December 31, 2007, respectively.

Operator Concentration ($000's)

Concentration by Investment	# of Properties	Investment	% Investment
Sun Healthcare Group, Inc.	42	$233,323	18%
Communicare.	19	196,737	15%
Advocat, Inc.	40	144,958	11%
HQM	18	137,490	10%
Haven	15	118,186	9%
Guardian (1)	17	105,171	8%
Remaining Operators	85	392,616	29%
	236	$1,328,481	100%

(1) Investment amount includes a $19.2 million lease inducement.

Geographic Concentration ($000's)

Concentration by Region	# of Properties	Investment	% Investment
South (1)	114	$561,477	42%
Midwest	51	335,417	25%
Northeast	37	260,104	20%
West	34	171,483	13%
	236	$1,328,481	100%

Concentration by State	# of Properties	Investment	% Investment
Ohio	37	$282,604	21%
Florida	25	171,850	13%
Pennsylvania	17	110,225	8%
Texas	21	82,457	6%
California	15	59,718	5%
Remaining States (1)	121	621,627	47%
	236	$1,328,481	100%
(1) Investment amount includes $19.2 million for a lease inducement.

Revenue Maturities ($000's)

Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
2008	1,001	-	1,001	1%
2009	-	-	-	0%
2010	11,494	1,438	12,932	8%
2011	11,676	163	11,839	8%
2012	14,449	-	14,449	10%
Thereafter	109,008	2,118	111,126	73%
$147,628	$3,719	$151,347	100%

(1) Based on 2008 contractual rents and interest (assumes no annual escalators)

Selected Facility Data
TTM ending 9/30/07	Coverage Data
% Payor Mix	Before	After
Census	Private	Medicare	Mgmt. Fees	Mgmt. Fees
All Healthcare Facilities	82.5%	11.3%	13.9%	2.2	x	1.8	x

The following tables present selected financial information, including leverage and interest coverage ratios, as well as a debt maturity schedule for the period ending December 31, 2007.

Current Capitalization ($000's)
	Outstanding Balance		%
Borrowings Under Bank Lines	$48,000		4%
Long-Term Debt Obligations (1)	525,995		45%
Stockholder's Equity	586,127		51%
Total Book Capitalization	$1,160,122		100.0%

(1) Excludes net discount of $0.3 million on unsecured borrowings. Includes $39.0 million of additional debt due to required FIN 46R consolidation.

Leverage & Performance Ratios
Debt / Total Book Cap	49.5%
Debt / Total Market Cap	32.2%
Interest Coverage:
4th quarter 2007	3.5	x

Debt Maturities ($000's)		Secured Debt
	Year	Lines of Credit (1)	Haven FIN-46 Consolidation	Other	Senior Notes	Total
	2008	$-	$-	$435	$-	$435
	2009	-	-	465	-	465
	2010	255,000	-	495	-	255,495
	2011	-	-	290	-	290
	Thereafter	-	39,000	310	485,000	524,310
		$255,000	$39,000	$1,995	$485,000	$780,995

(1) Reflected at 100% capacity.

The following table presents investment activity for the three- and twelve-month periods ending December 31, 2007.

Investment Activity ($000's)
	Three Months Ended		Year Ended
	December 31, 2007		December 31, 2007
	$ Amount	%	$ Amount	%
Funding by Investment Type:
Real Property	$-	-	$39,500	86%
Mortgages	-	-	345	1%
Other	2,014	100%	6,187	13%
Total	$2,014	100%	$46,032	100%